Exhibit 99
Titan International Announces Second Quarter 2015 Results

QUINCY, Ill--Titan International, Inc. (NYSE: TWI)
July 29, 2015

Contact: Todd Shoot, VP, Treasury & Investor Relations
todd.shoot@titan-intl.com; 217-221-4416

Second quarter highlights:

•	Sales for the second quarter of 2015 were $376.1 million, down 28.2 percent, compared to $523.7 million in the second quarter of 2014.

•	Gross profit for the second quarter of 2015 was $51.1 million, or 13.6 percent of net sales, compared to $20.8 million, or 4.0 percent of net sales for the second quarter of 2014.

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Income from operations for the second quarter of 2015 was $7.5 million, or 2.0 percent of net sales, compared to a loss of $(29.5) million, or (5.6) percent of net sales, for the second quarter of 2014.

•	Adjusted net income for the second quarter was $1.0 million, compared to $1.7 million in the second quarter of 2014 (see Appendix attached).

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Adjusted basic earnings per share for the second quarter 2015 and 2014 were $0.02 and $0.03 respectively, and adjusted fully diluted earnings per share were $0.02 and $0.03 respectively (see Appendix attached).

Statement of Chief Executive Officer:
CEO and Chairman, Maurice Taylor comments, "This past quarter, like the first, proves that what the management team has done in 2014 and thus far in 2015 is paying off. Titan’s agriculture, mining, construction and consumer businesses are all down. Overall sales are off over 25 percent year over year, yet we have been able to improve our operating margin rate performance. Titan’s liquidity remained stable during the quarter, with both cash and debt balances similar to Q1. This demonstrates we are on the right track.

"A significant challenge during the past several years has been trying to drive market adoption of the innovative LSW® solution. After creating 'pull' through with the big farmers, large contractors, and mining companies, we are establishing traction and gaining momentum with the OEMs. Titan is converting new customers every day to the LSW® technology. While our markets remain soft and our customers seek greater efficiencies, LSW® will become a more prominent solution of choice, as it improves every facet of equipment performance. Our LSW® Goodyear farm tire offering continues to expand as farmers discover its benefits: low soil compaction, fuel savings and reduced road lope/power hop. We believe the LSW® tires can run with the lowest air pressure of any tire produced today. I personally plan to visit the large farms in South America later this year to demonstrate the value that the LSW® technology delivers. I’m excited to have the opportunity to meet with and sell directly to super farms, huge contractors and mining companies as this remains an integral part of our adoption strategy.

"We are in discussions with equipment dealers to offer a program by which traditional tires/wheels are exchanged for new LSW® technology. We believe this program will potentially drive customer loyalty and ultimately improve their bottom line. A movement is building whereby our end customers will purchase their equipment without tires/wheels, and acquire the LSW® technology separately, for the equipment enhancements and potential tax benefits.

"Titan has a number of positive initiatives coming on stream in the next six months. Titan will be producing top of the line ATV Goodyear® tires, new underground mining tires/wheels and new super single tires in conjunction with 3-piece wheels for ease of dismounting. We are exploring plans to expand our wheel plant in Turkey; and establish a new wheel presence in Brazil to

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accompany our existing tire business. Equipment is being shipped and construction has begun in the oil sands for Titan Tire Reclamation. We expect to be operating by April 1, 2016.

"As I’ve mentioned during the past few quarters, when things get tough, Titan keeps moving. Historically, Titan has successfully navigated through these difficult cycles. The new leadership team is maturing and gaining further 'seasoning' while managing through these difficult markets. I am confident this new management team will ultimately lead and drive this company to new heights."

Financial Summary:

Sales: Net sales for the quarter ended June 30, 2015, were $376.1 million compared to $523.7 million in 2014, a decrease of 28 percent. Overall sales experienced reductions in volume of 11 percent and price/mix of 7 percent as the agricultural market remains in a cyclical downturn. Reduced farm incomes result in lower demand for new equipment, primarily high horsepower agricultural equipment. In addition, competitive pressures and lower raw material prices, particularly in tire manufacturing, negatively impacted sales. Unfavorable currency translation decreased sales by 10 percent.

Net sales for the six months ended June 30, 2015, were $778.1 million compared to $1,062.7 million in 2014, a decrease of 27 percent. Overall sales experienced reductions in volume of 11 percent and price/mix of 6 percent, as the agricultural market remains in a cyclical downturn. Reduced farm incomes result in lower demand for new equipment, primarily high horsepower agricultural equipment. These decreases were partially offset by stable demand for products used in the construction industry. In addition, competitive pressures and lower raw material prices, particularly in tire manufacturing, negatively impacted sales. Unfavorable currency translation decreased sales by 10 percent.

Gross profit: Gross profit for the second quarter of 2015 was $51.1 million, or 13.6 percent of net sales, compared to $20.8 million, or 4.0 percent of net sales for the second quarter of 2014. In the second quarter of 2014, the Company recorded an asset impairment and inventory writedown of $23.2 million and $11.6 million, respectively. When adjusted to remove these items, the gross profit for the quarter ended June 30, 2014, was $55.6 million, or 10.6 percent. Despite the large overall sales erosion resulting from the agricultural and mining cyclical downturns, gross margin as a percentage of net sales benefited from the Business Improvement Framework instituted in 2014. Initiatives born from the framework helped to drive headcount reductions, expenditure rationalization, increased productivity, lower raw material costs, lower warranty costs and pricing optimization.

Gross profit for the first six months of 2015 was $93.8 million or 12.1 percent of net sales, compared to $72.8 million, or 6.8 percent of net sales in 2014. When adjusted to remove the previously mentioned asset impairment and inventory writedown, the gross profit for the six months ended June 30, 2014, was $107.5 million, or 10.1 percent of net sales.

Selling, general and administrative expenses: Selling, general and administrative (SG&A) expenses for the second quarter of 2015 were $37.8 million, or 10.1 percent of net sales, compared to $42.8 million, or 8.2 percent of net sales, for 2014. SG&A expenses for the six months ended June 30, 2015 were $73.5 million, or 9.4 percent of net sales, compared to $86.7 million, or 8.2 percent of net sales, for 2014.  SG&A expenses decreased nearly $7 million as the result of currency translation. The remaining decrease was the result of lower selling costs and SG&A cost reduction initiatives.

Income from operations: Income from operations for the second quarter of 2015 was $7.5 million, or 2.0 percent of net sales, compared to a loss of $(29.5) million, or (5.6) percent of net sales, in 2014. When adjusted to remove the previously mentioned asset impairment and inventory writedown, the income from operations for the quarter ended June 30, 2014, was $5.3 million, or 1.0 percent of net sales.

Income from operations for the six months ended June 30, 2015, was $8.3 million, or 1.1 percent of net sales, compared to loss from operations of $(29.2) million, or (2.7) percent of net sales, in 2014. When adjusted to remove the previously mentioned asset impairment and inventory writedown, the income from operations for the six months ended June 30, 2014, was $5.6 million, or 0.5 percent of net sales.

Interest expense: Interest expense was $8.6 million and $8.9 million for the quarters ended June 30, 2015, and 2014, respectively. Interest expense was $17.4 million and $18.2 million for the six months ended June 30, 2015, and 2014, respectively.

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Earnings per share: For the quarters ended June 30, 2015 and 2014, basic earnings per share were $.13 and $(.38), respectively, and diluted earnings per share were $.12 and $(.38), respectively. For the six months ended June 30, 2015 and 2014, basic earnings per share were $0.13 and $(0.34), respectively, and diluted earnings per share were $0.13 and $(0.34), respectively.

On an adjusted basis (see Appendix attached) basic earnings per share for the quarter ended June 30, 2015 and 2014 were $0.02 and $0.03, respectively, and diluted earnings per share were $0.02 and $0.03 respectively. For the six months ended June 30, 2015 and 2014, basic earnings per share were $0.08 and $0.07, respectively, and diluted earnings per share were $0.08 and $0.07, respectively.

Capital expenditures: Titan’s capital expenditures were $11.1 million for the second quarter of 2015 and $14.1 million in the second quarter of 2014. Year-to-date expenditures were $22.5 million for 2015 compared to $30.9 million for 2014.

Debt balance: Total long term debt balance was $495.3 million at June 30, 2015, compared to $496.5 million on December 31, 2014. Short-term debt balance was $25.1 million at June 30, 2015, and $26.2 million at December 31, 2014. Net debt (debt less cash and investments) was $332.9 million at June 30, 2015, compared to $321.3 million at December 31, 2014.

Equity balance: The company’s equity was $554.5 million at June 30, 2015, compared to $590.1 million at December 31, 2014.

Second Quarter Conference Call:

Titan will be hosting a conference call and webcast for the second quarter earnings announcement at 9 a.m. Eastern Time on Thursday, July 30, 2015. To participate in the conference call, dial (877) 870-4263 five minutes prior to the scheduled time. International callers dial (412) 317-0790; Canada (855) 669-9657. The call will be webcast and can be accessed at titan-intl.investorroom.com/webcasts_and_presentations.

Safe harbor statement:
Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “outlook,” “potential,” “may,” “will” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to the risks as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2014. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the company undertakes no obligation to publicly update or revise any forward-looking statements.

Company description: Titan International Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage product for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications.

Contact: Todd Shoot, VP, Treasury & Investor Relations (217) 221-4416

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Titan International, Inc.
Consolidated Condensed Statements of Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net sales	$376,067	$523,731	$778,126	$1,062,671
Cost of sales	325,014	468,161	684,279	955,124
Mining asset impairment and inventory writedown	—	34,797	—	34,797
Gross profit	51,053	20,773	93,847	72,750
Selling, general and administrative expenses	37,848	42,835	73,522	86,711
Research and development expenses	2,779	3,575	5,865	7,671
Royalty expense	2,895	3,830	6,120	7,571
Income (loss) from operations	7,531	(29,467)	8,340	(29,203)
Interest expense	(8,642)	(8,926)	(17,398)	(18,185)
Other income	6,906	6,335	15,189	6,851
Income (loss) before income taxes	5,795	(32,058)	6,131	(40,537)
Provision (benefit) for income taxes	1,515	(7,167)	2,911	(10,518)
Net income (loss)	4,280	(24,891)	3,220	(30,019)
Net loss attributable to noncontrolling interests	(2,491)	(4,380)	(3,783)	(11,671)
Net income (loss) attributable to Titan	$6,771	$(20,511)	$7,003	$(18,348)

Earnings (loss) per common share:
Basic	$.13	$(.38)	$.13	$(.34)
Diluted	$.12	$(.38)	$.13	$(.34)
Average common shares and equivalents outstanding:
Basic	53,686	53,486	53,674	53,478
Diluted	59,489	53,486	53,858	53,478

Dividends declared per common share:	$.005	$.005	$.010	$.010

Segment Information
Revenues from external customers (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues from external customers
Agricultural	$194,998	$285,274	$407,999	$602,440
Earthmoving/construction	135,658	163,961	278,142	316,901
Consumer	45,411	74,496	91,985	143,330
	$376,067	$523,731	$778,126	$1,062,671

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Titan International, Inc.
Consolidated Condensed Balance Sheets (Unaudited)

	June 30,	December 31,
Assets	2015	2014
Current assets
Cash and cash equivalents	$187,484	$201,451
Accounts receivable, net	224,689	199,378
Inventories	306,087	331,432
Deferred income taxes	13,972	23,435
Prepaid and other current assets	74,786	80,234
Total current assets	807,018	835,930
Property, plant and equipment, net	483,407	527,414
Deferred income taxes	18,303	15,623
Other assets	111,686	116,757
Total assets	$1,420,414	$1,495,724
Liabilities and Equity
Current liabilities
Short-term debt	$25,068	$26,233
Accounts payable	135,758	146,305
Other current liabilities	121,967	129,018
Total current liabilities	282,793	301,556
Long-term debt	495,273	496,503
Deferred income taxes	3,524	18,582
Other long-term liabilities	84,330	89,025
Total liabilities	865,920	905,666
Equity
Titan stockholders' equity
Common stock ($0.0001 par value, 120,000,000 shares authorized, 55,253,092 issued, 53,792,342 outstanding)	—	—
Additional paid-in capital	563,227	562,367
Retained earnings	132,472	126,007
Treasury stock (at cost, 1,460,750 and 1,504,064 shares, respectively)	(13,508)	(13,897)
Treasury stock reserved for deferred compensation	(1,075)	(1,075)
Accumulated other comprehensive loss	(150,923)	(112,630)
Total Titan stockholders’ equity	530,193	560,772
Noncontrolling interests	24,301	29,286
Total equity	554,494	590,058
Total liabilities and equity	$1,420,414	$1,495,724

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Appendix
Titan International, Inc.
Supplemental Consolidated Statement of Income Information
Reconciliation of GAAP to Non-GAAP Financial Measures-Unaudited
Amounts in thousands except earnings per share data

The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. The non-GAAP financial measure should be considered supplemental to, not a substitute for, the financial measures calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

The non-GAAP financial measure of adjusted net income assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the company as a whole. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

The table below provides a reconciliation of the non-GAAP financial measures with the most directly comparable GAAP financial measures for June 30, 2015.

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income (loss) attributable to Titan	$6,771	$(20,511)	$7,003	$(18,348)
Adjustments:
Asset impairment	—	15,107	—	15,107
Inventory value adjustments	—	7,070	—	7,070
Subsidiary currency correction	(5,734)	—	(3,058)	—
Italy restructuring	—	—	499	—

Adjusted net income attributed to Titan	$1,037	$1,666	$4,444	$3,829

Adjusted earnings per share - Basic	$0.02	$0.03	$0.08	$0.07
Average shares outstanding - Basic	53,686	53,486	53,674	53,478

Adjusted earnings per share - Diluted	$0.02	$0.03	$0.08	$0.07
Average shares outstanding - Diluted	53,894	53,789	53,858	53,781

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